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                                                                    Exhibit 23.1

[KPMG PEAT MARWICK LLP LETTERHEAD]


The Board of Directors
The Reader's Digest Association, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                               KPMG PEAT MARWICK LLP

January 28, 1998